                         [PULASKI FINANCIAL CORP. LOGO]



       PULASKI FINANCIAL REPORTS 150% GROWTH IN LINKED-QUARTER DILUTED EPS


          o DILUTED EARNINGS PER COMMON SHARE OF $0.15 FOR MARCH 2009 QUARTER VERSUS $0.06 IN THE DECEMBER 2008 QUARTER, SIGNIFICANTLY EXCEEDED CONSENSUS ESTIMATE OF $0.03 PER DILUTED COMMON SHARE

          o NET INTEREST INCOME UP 11% ON LINKED QUARTER, 14% ON YEAR -OVER-YEAR QUARTER AND 13% FOR YEAR TO DATE ON GROWTH IN AVERAGE LOANS AND CORE DEPOSITS

          o LOANS RECEIVABLE INCREASED 3% LINKED QUARTER AND 8% YEAR TO DATE ON GROWTH IN COMMERCIAL REAL ESTATE AND COMMERCIAL AND INDUSTRIAL LOANS

          o CORE DEPOSITS INCREASED 9% LINKED QUARTER AND 18% YEAR TO DATE ON GROWTH IN MONEY MARKET AND CHECKING ACCOUNT BALANCES

          o MORTGAGE REVENUES UP 178% LINKED QUARTER AND 98% YEAR TO DATE ON INCREASED LOAN ORIGINATIONS AND SALES DRIVEN BY SIGNIFICANT REFINANCE ACTIVITY

          o PROVISION FOR LOAN LOSSES TOTALS $5.7 MILLION FOR QUARTER VERSUS NET CHARGE-OFFS OF $2.9 MILLION, RESULTING IN RESERVE BUILD OF $2.8 MILLION AND A 20 BASIS POINT LINKED-QUARTER INCREASE IN THE RATIO OF ALLOWANCE TO TOTAL LOANS TO 1.55%

          o COMPANY MAINTAINS REGULAR QUARTERLY COMMON DIVIDEND OF $0.095 PER SHARE

          o BANK MAINTAINS "WELL-CAPITALIZED" REGULATORY STATUS, INCLUDING 8.66% TIER 1 LEVERAGE CAPITAL RATIO AND 11.76% TOTAL RISK-BASED CAPITAL RATIO AT MARCH 31, 2009


ST. LOUIS, April 21, 2009 -- Pulaski Financial Corp. (Nasdaq Global Select:
PULB) today announced net income for the quarter ended March 31, 2009 of $1.8 million, or $0.15 per diluted common share, compared with net income of $566,000, or $0.06 per diluted common share, for the quarter ended December 31, 2008 and net income of $2.5 million, or $0.25 per diluted common share, for the March 2008 quarter.

Gary Douglass, President and Chief Executive Officer commented, "In today's economic environment, the most meaningful comparison of how our company is trending is a linked-quarter, not a year-over-year, comparison. Using that measure, our diluted earnings per common share grew 150% from $0.06 to $0.15. This earnings growth was achieved despite a $5.7 million loan loss provision, which is $1.0 million higher than the $4.7 million provision we reported in the December 2008 quarter."

Douglass continued, "When we internally examine the quality of our second quarter results, we have good reasons to be pleased. We continue to experience meaningful commercial loan growth by leveraging the TARP capital we received in mid-January 2009. Our loan growth is being achieved under prudent credit underwriting standards and we are receiving rates commensurate with the risk in today's economic environment, including interest rate floors on our adjustable rate loans. Because of our strong reputation for safety, customer service and quality, we continue to grow core deposits without participating in the irrational pricing parade. And finally, our mortgage revenues have significantly benefited from our leadership position in the St. Louis and Kansas City mortgage markets, which has enabled us to capture a large share of the current refinance boom."

NET INTEREST INCOME INCREASES ON STRONG LOAN AND CORE DEPOSIT GROWTH

Net interest income rose $968,000, or 11%, to $10.1 million for the second quarter of fiscal 2009 compared with $9.1 million for the quarter ended December 31, 2008, and rose $1.2 million, or 14%, compared with $8.9 million for the same period a year ago. For the year, net interest income increased $2.1 million, or 13%, to $19.2 million. Results for the quarter and the year were driven by growth in the average balances of loans receivable and loans held for sale combined with lower pricing on deposits and wholesale funding sources. Commercial real estate and commercial and industrial loans accounted for substantially all of the growth in loans receivable as the company continued to originate commercial loans to its most credit-worthy customers under tightened credit standards. In addition, the company was able to capture a large share of the residential mortgage refinancing activity that was sparked by the Federal Reserve's actions to drive down market interest rates and stimulate the mortgage market. The company sells substantially all of such loans in the secondary market, but earns interest income on the balances during the short time they are held awaiting delivery to investors.

Core deposits provide a stable funding source for the company's asset growth and produce valuable fee income, and their growth continues to be one of the company's primary strategic objectives. This strategy has yielded continued success as core deposits, which include checking, money market and passbook accounts, rose 9%, or $42.8 million, from December 31, 2008 and 18%, or $78.6 million, from September 30, 2008 to $508.7 million at March 31, 2009. The growth in core deposits during the quarter was fueled by an $11.4 million increase in money market deposits, primarily as the result of a new product that offers the bank's customers the ability to receive FDIC insurance on deposits up to $12.5 million, a $10.8 million increase in commercial checking accounts and an $18.2 million increase in non-interest bearing checking accounts related to the company's outstanding official checks, which it began clearing internally during the quarter ended December 31, 2008. Also contributing to the company's total deposit growth during the quarter was an increase in non-brokered time deposits of $77.8 million to $461.2 million at March 31, 2009.

Douglass observed, "We continue to be successful in growing our core deposits by offering convenient products at reasonable rates, and by capitalizing on our strong reputation and high level of customer service. Throughout the year, we resisted the temptation to 'chase deposits' and did not pursue the irrational pricing strategies offered by many banks in our market area as the result of fierce competition for deposits. Some of these irrational pricing strategies subsided during the quarter, which enhanced our ability to attract new deposits based on our strengths rather than competing solely on the basis of price."

The net interest margin was 2.93% for the three months ended March 31, 2009 compared with 2.96% for the quarter ended December 31, 2008 and 3.03% for the March 2008 quarter. For the six-month period, the net interest margin was 2.95% in 2009 compared with 3.03% in 2008. During the March 2009 quarter, the company experienced a decline in interest rates on its prime-adjusting commercial and home equity loans and on its short-term wholesale borrowings following reductions in the prime interest rate during the December 2008 quarter. However, interest rates paid on its retail deposits did not fall as quickly due to competition for deposits and, accordingly, the company experienced a minor amount of compression in its net interest margin during the March 2009 quarter. In addition, the significant growth in mortgage loans held for sale resulting from increased refinancing activity, which were at yields lower than loans held in portfolio, generated increased interest income, but resulted in downward pressure on the overall yield on average interest-earning assets. Management believes the continued maturity of fixed-rate deposits and improved pricing on wholesale funding coupled with continued price improvement on new commercial loan originations and renewals, including interest-rate floors on adjustable-rate loans, should benefit the company's net interest margin in future periods.

RECORD GROWTH IN MORTGAGE REVENUES BOLSTERS NON-INTEREST INCOME

Non-interest income rose 74% to $5.8 million for the quarter ended March 31, 2009 compared with $3.3 million for the quarter ended December 31, 2008 and rose 50% compared with $3.8 million for the March 2008 quarter. For the six-month period, non-interest income rose 33% to $9.1 million in 2009 compared with $6.8 million in 2008. The increases in non-interest income were primarily the result of increased mortgage revenues, which rose to $4.3 million on loan sales of $620 million for the quarter ended March 31, 2009 compared with $1.5 million on loan sales of $255 million for the quarter ended December 31, 2008, and $1.8 million on loan sales of $402 million for the March 2008 quarter. Mortgage revenues for the six-month periods were $5.9 million on loan sales of $876 million in 2009 compared with $3.0 million on loan sales of $686 million in 2008.

Douglass noted, "Our mortgage division has been a consistent source of revenue in this difficult economic environment. As a testament to the strength of our operation, we were able to capture a meaningful share of the dramatic increase in our market's mortgage refinancing activity without significantly adding fixed costs to our infrastructure. While we saw market-driven gross profit margins on loan sales decrease during the quarter, our net profit margin expanded as the result of these efficiencies. Activity was strong throughout the quarter and, at March 31, 2009, we had $347 million of mortgage loan applications in process compared with $305 million and $182 million at December 31, 2008 and March 31, 2008, respectively. We are optimistic that we will continue to reap the benefits of this mortgage lending activity in our third fiscal quarter and, assuming mortgage interest rates remain low, through the remainder of fiscal 2009."

NON-INTEREST EXPENSE

Total non-interest expense increased 11% to $7.7 million for the quarter ended March 31, 2009 compared with $6.9 million in each of the quarters ended December 31, 2008 and March 31, 2008. For the six-month period, total non-interest expense increased $1.3 million, or 10%, to $14.5 million in 2009 compared with $13.2 million in 2008. The increases were primarily due to increases in compensation expense, FDIC deposit premiums and real estate foreclosure expense and losses. Compensation expense rose primarily as the result of the payment of incentives related to the increased mortgage and commercial lending volumes, and also to the reversal, in March 2008, of certain accrued performance-based incentives related to the separation of several employees. FDIC deposit premiums increased as the result of deposit growth and the recent industry-wide increase in FDIC insurance rates. Real estate foreclosure expense and losses increased as the result of increased foreclosure activity. Partially offsetting these increases, the company also began to experience benefits from a more disciplined line-item budget accountability process, which resulted in lower advertising and professional services expenses. The company also saw reductions in postage, document delivery and office supplies expense in areas that were not impacted by the increased mortgage origination activity.

ASSET QUALITY

Non-performing loans increased $7.3 million during the quarter to $49.7 million at March 31, 2009, primarily as the result of a $5.5 million increase in troubled debt restructurings. The increase in troubled debt restructurings resulted from management's decision to proactively modify loan repayment terms with borrowers who were experiencing financial difficulties in the current economic climate. The restructured terms of the loans primarily included a reduction of the interest rates and the addition of past due interest to the principal balance of the loans.

Douglass commented, "We continued to work with many of our troubled borrowers to help them manage through this difficult economic period and feel we have been successful in these efforts thus far. Substantially all of our residential borrowers live in the St. Louis and Kansas City communities that we serve. Many of these borrowers were current at the time of their modifications and show degrees of intent and ability to repay their obligations under the modified terms. At March 31, 2009, $24.3 million, or 86%, of the total restructured loans were performing as agreed under the modified terms of the loans. We remain optimistic that these measures will maximize the bank's recoveries on these loans and ultimately allow more families to remain in their homes while we work through this severe economic downturn."

Also contributing to the rise in non-performing assets was a $3.7 million increase in non-accrual loans partially offset by a $1.9 million decrease in accruing loans that were 90 days or more past due. The increase in non-accrual loans was primarily attributable to the addition of three loans made to two commercial borrowers with principal balances totaling $4.0 million that were secured by residential building lots under development and raw land.

The ratio of the allowance for loan losses to non-performing loans was 37.2% at March 31, 2009 compared with 37.0% at December 31, 2008 and 61.8% at September 30, 2008. Management believes this coverage ratio is appropriate based on the mix of non-performing loans, specifically the large number of troubled debt restructurings that were performing under their restructured terms and residential first mortgage loans. Excluding restructured loans that were performing under their restructured terms and the related allowance for loan losses, the ratio of the allowance for loan losses to the remaining non-performing loans was 66.3% at March 31, 2009 compared with 65.0% at December 31, 2008 and 81.2% at September 30, 2008. Viewed differently, 44% of total non-performing loans at March 31, 2009 were residential first mortgage loans, which carry a lower level of inherent risk than other types of loans in the company's portfolio, especially compared to second mortgage loans and home equity lines of credit where the company often does not own or service the first mortgage loan.

The provision for loan losses for the three months ended March 31, 2009 was $5.7 million compared with $4.7 million for the quarter ended December 31, 2008 and $1.7 million for the March 2008 quarter. The increased provision was due to the increase in the level of non-performing loans, net charge-offs and growth in performing commercial loans, which carry a higher level of inherent risk than residential loans. The ratio of the allowance for loan losses to total loans increased to 1.55% at March 31, 2009 compared with 1.35% at December 31, 2008 and 1.16% at September 30, 2008.

Net charge-offs for the quarter ended March 31, 2009 totaled $2.9 million, or 0.81% of average loans on an annualized basis, compared with $1.8 million, or 0.64% of average loans on an annualized basis, for the quarter ended December 31, 2008 and $1.8 million, or 0.41% of average loans on an annualized basis, for the March 2008 quarter. Net charge-offs in the March 2009 quarter included $1.0 million in residential first mortgages, $383,000 in residential second mortgages, $876,000 in home equity loans and $458,000 in residential construction loans.

Real estate acquired in settlement of loans was $4.0 million at March 31, 2009 compared with $2.6 million at December 31, 2008 and $3.5 million at September 30, 2008. The increase during the March 2009 quarter was the result of the net addition of $1.4 million in residential properties. The balance at March 31, 2009 included 52 residential properties totaling $3.9 million and one commercial property totaling $100,000. Real estate foreclosure losses and expense was $409,000 for the quarter ended March 31, 2009 compared with $342,000 for the quarter ended December 31, 2008 and $155,000 for the same quarter last year. Real estate foreclosure losses and expense includes realized losses on the final disposition of foreclosed properties, additional write-downs for declines in the fair market values of properties subsequent to foreclosure, and expenses incurred in connection with maintaining the properties until they are sold.

OUTLOOK

Douglass commented, "Our take away from the quarter is that we are building significant earnings momentum that is still being partially masked by historically high credit provisions as we continue to prudently and appropriately build reserve levels in this still-challenging economic environment. While we expect credit provisions to remain elevated for the remaining two quarters of fiscal 2009, we look forward to the time, hopefully sometime in 2010, when our credit provisions "normalize" thus allowing our true core earnings power to fully show through."

CONFERENCE CALL TOMORROW

Pulaski Financial's management will discuss second quarter results and other developments tomorrow, April 22, during a conference call beginning at 11 a.m. EST (10 a.m. CST). The call also will be simultaneously webcast and archived for three months at:
http://www.snl.com/irweblinkx/corporateprofile.aspx?iid=4044240. Participants in the conference call may dial 877-473-3757 a few minutes before start time. The call also will be available for replay until May 6, 2009 at 800-642-1687 or 706-645-9291.

ABOUT PULASKI FINANCIAL

Pulaski Financial Corp., operating in its 87th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail and commercial banking products through 12 full-service branch offices in St. Louis and three loan production offices in Kansas City and the St. Louis metropolitan area. The company's website can be accessed at www.pulaskibankstl.com.

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS ABOUT PULASKI FINANCIAL CORP., WHICH THE COMPANY INTENDS TO BE COVERED UNDER THE SAFE HARBOR PROVISIONS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS THAT ARE NOT HISTORICAL OR CURRENT FACTS, INCLUDING STATEMENTS ABOUT BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS COVER, AMONG OTHER THINGS, ANTICIPATED FUTURE REVENUE AND EXPENSES AND THE FUTURE PLANS AND PROSPECTS OF THE COMPANY. THESE STATEMENTS OFTEN INCLUDE THE WORDS "MAY," "COULD," "WOULD," "SHOULD," "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "INTENDS," "PLANS," "TARGETS," "POTENTIALLY," "PROBABLY," "PROJECTS," "OUTLOOK" OR SIMILAR EXPRESSIONS. YOU ARE CAUTIONED THAT FORWARD-LOOKING STATEMENTS INVOLVE UNCERTAINTIES, AND IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED, INCLUDING CHANGES IN GENERAL BUSINESS AND ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, LEGAL AND REGULATORY DEVELOPMENTS, INCREASED COMPETITION FROM BOTH BANKS AND NON-BANKS, CHANGES IN CUSTOMER BEHAVIOR AND PREFERENCES, AND EFFECTS OF CRITICAL ACCOUNTING POLICIES AND JUDGMENTS. FOR DISCUSSION OF THESE AND OTHER RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS, REFER TO OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2008 ON FILE WITH THE SEC, INCLUDING THE SECTIONS ENTITLED "RISK FACTORS." THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THEM IN LIGHT OF NEW INFORMATION OR FUTURE EVENTS.

FOR ADDITIONAL INFORMATION CONTACT:
Paul Milano
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 3827

                                TABLES FOLLOW...



                             PULASKI FINANCIAL CORP.
                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                        THREE MONTHS ENDED
                                                       -----------------------------------------------------
                                                         MARCH 31,            DECEMBER 31,       MARCH 31,
                                                           2009                 2008               2008
                                                       -------------         ------------      -------------
Interest income                                        $     16,657          $    16,835       $     18,989
Interest expense                                              6,575                7,721             10,125
                                                       -------------         ------------      -------------

    Net interest income                                      10,082                9,114              8,864
Provision for loan losses                                     5,665                4,692              1,728
                                                       -------------         ------------      -------------

    Net interest income after provision for
     loan losses                                              4,417                4,422              7,136
                                                       -------------         ------------      -------------

Retail banking fees                                             936                  967                932
Mortgage revenues                                             4,313                1,550              1,847
Investment brokerage revenues                                   379                  261                356
Gain on sale of securities                                        -                  243                263
Other                                                           144                  293                445
                                                       -------------         ------------      -------------
    Total non-interest income                                 5,772                3,314              3,843
                                                       -------------         ------------      -------------

Compensation expense                                          3,593                3,342              3,199
Occupancy, equipment and data processing expense              2,053                1,880              1,959
Advertising                                                     209                  286                294
Professional services                                           371                  261                425
Real estate foreclosure losses and expenses, net                409                  342                155
Gain (loss) on derivative financial instruments                   -                    -                 58
FDIC deposit insurance premiums                                 411                  199                158
Other                                                           608                  563                669
                                                       -------------         ------------      -------------
    Total non-interest expense                                7,654                6,873              6,917
                                                       -------------         ------------      -------------

Income before income taxes                                    2,535                  863              4,062
Income tax expense                                              762                  297              1,514
                                                       -------------         ------------      -------------
    Net income after tax                                      1,773                  566              2,548
Preferred stock dividends declared                              238                    -                  -
                                                       -------------         ------------      -------------
    Earnings available for common shares               $      1,535          $       566       $      2,548
                                                       =============         ============      =============

ANNUALIZED PERFORMANCE RATIOS
Return on average assets                                       0.49%                0.17%              0.82%
Return on average common equity                                7.16%                2.66%             11.85%
Interest rate spread                                           2.67%                2.74%              2.76%
Net interest margin                                            2.93%                2.96%              3.03%

SHARE DATA
Weighted average shares outstanding - basic              10,153,221           10,114,506          9,854,302
Weighted average shares outstanding - diluted            10,283,324           10,274,626         10,209,176
Basic earnings per common share                        $       0.15          $      0.06       $       0.26
Diluted earnings per common share                      $       0.15          $      0.06       $       0.25
Dividends per common share                             $      0.095          $     0.095       $      0.090



                             PULASKI FINANCIAL CORP.
                    CONDENSED STATEMENTS OF INCOME, Continued
                                   (UNAUDITED)

                                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          SIX MONTHS ENDED MARCH 31,
                                                       ----------------------------------
                                                           2009                 2008
                                                       -------------         ------------
Interest income                                        $     33,492          $    38,359
Interest expense                                             14,297               21,294
                                                       -------------         ------------

    Net interest income                                      19,195               17,065
Provision for loan losses                                    10,356                2,761
                                                       -------------         ------------

    Net interest income after provision for
     loan losses                                              8,839               14,304
                                                       -------------         ------------

Retail banking fees                                           1,903                1,961
Mortgage revenues                                             5,863                2,954
Investment brokerage revenues                                   641                  571
Gain on sale of securities                                      243                  317
Other                                                           435                1,018
                                                       -------------         ------------
    Total non-interest income                                 9,085                6,821
                                                       -------------         ------------

Compensation expense                                          6,935                6,220
Occupancy, equipment and data processing expense              3,933                3,658
Advertising                                                     495                  634
Professional services                                           632                  708
Real estate foreclosure losses and expenses, net                751                  383
Gain (loss) on derivative financial instruments                   -                  (64)
FDIC deposit insurance premiums                                 610                  390
Other                                                         1,170                1,267
                                                       -------------         ------------
    Total non-interest expense                               14,526               13,196
                                                       -------------         ------------

Income before income taxes                                    3,398                7,929
Income tax expense                                            1,059                2,649
                                                       -------------         ------------
    Net income after tax                                      2,339                5,280
Preferred stock dividends declared                              238                    -
                                                       -------------         ------------
    Earnings available for common shares               $      2,101          $     5,280
                                                       =============         ============

ANNUALIZED PERFORMANCE RATIOS
Return on average assets                                      0.34%                0.88%
Return on average common equity                               4.92%               12.36%
Interest rate spread                                          2.70%                2.71%
Net interest margin                                           2.95%                3.03%

SHARE DATA
Weighted average shares outstanding - basic              10,133,651            9,817,014
Weighted average shares outstanding - diluted            10,324,389           10,197,921
Basic earnings per common share                        $       0.21          $      0.54
Diluted earnings per common share                      $       0.20          $      0.52
Dividends per common share                             $      0.190          $     0.180

                                     PULASKI FINANCIAL CORP.
                                       BALANCE SHEET DATA
                                           (UNAUDITED)

                                                              (DOLLARS IN THOUSANDS)

                                               MARCH 31,            DECEMBER 31,     SEPTEMBER 30,
                                                 2009                 2008               2008
                                             -------------         ------------      -------------
Total assets                                  $ 1,461,393          $ 1,363,158        $ 1,304,150
Loans receivable, net                           1,172,786            1,141,329          1,088,737
Allowance for loan losses                          18,468               15,664             12,762
Loans held for sale, net                          110,201               79,302             71,966
Investment securities (includes equity
  securities)                                       5,602                4,606                733
FHLB stock                                         11,650                9,861             10,896
Mortgage-backed & related securities               31,272               27,067             25,925
Cash and cash equivalents                          53,473               23,918             29,078
Deposits                                        1,094,873            1,001,935            915,311
Federal Reserve borrowings                        130,000              143,000             40,000
FHLB advances                                      86,100               96,400            210,600
Subordinated debentures                            19,589               19,589             19,589
Stockholders' equity - preferred                   30,441                    -                  -
Stockholders' equity - common                      85,634               82,453             82,361
Book value per common share                         $8.31                $8.05              $8.06

                                               MARCH 31,           DECEMBER 31,      SEPTEMBER 30,
                                                 2009                 2008               2008
                                             -------------         ------------      -------------
LOANS RECEIVABLE
Real estate mortgage:
  Residential first mortgages                 $   265,829          $   265,876        $   253,132
  Residential second mortgages                     76,375               82,439             86,349
  Home equity lines of credit                     231,875              229,461            225,357
  Multi-family residential                         36,769               31,631             32,547
  Commercial real estate                          298,746              281,217            261,166
                                             -------------         ------------      -------------
       Total real estate mortgage                 909,594              890,624            858,551
                                             -------------         ------------      -------------

Real estate construction and development:
  One to four family residential                   28,012               32,082             34,511
  Multi-family residential                          7,058                9,789              9,607
  Commercial real estate                           69,536               62,309             55,264
                                             -------------         ------------      -------------
       Total real estate construction and
        development                               104,606              104,180             99,382
                                             -------------         ------------      -------------

Commercial & industrial loans                     168,457              154,581            137,688
Consumer and installment                            5,554                6,712              6,896
                                             -------------         ------------      -------------
                                                1,188,211            1,156,097          1,102,517
                                             -------------         ------------      -------------
Add (less):
  Deferred loan costs                               4,838                5,242              5,205
  Loans in process                                 (1,795)              (4,346)            (6,223)
  Allowance for loan losses                       (18,468)             (15,664)           (12,762)
                                             -------------         ------------      -------------
                                                  (15,425)             (14,768)           (13,780)
                                             -------------         ------------      -------------
       Total                                  $ 1,172,786          $ 1,141,329        $ 1,088,737
                                             =============         ============      =============

Weighted average rate at end of period               5.30%                5.34%              6.02%
                                             =============         ============      =============


                                                MARCH 31, 2009      DECEMBER 31, 2008    SEPTEMBER 30, 2008
                                             -------------------- --------------------- ---------------------
                                                         WEIGHTED            WEIGHTED              WEIGHTED
                                                         AVERAGE             AVERAGE               AVERAGE
                                                         INTEREST            INTEREST              INTEREST
DEPOSITS                                        BALANCE   RATE       BALANCE   RATE      BALANCE     RATE
                                             ----------------------------------------------------------------
Demand Deposit Accounts:
   Non-interest-bearing checking              $   129,309  0.00%   $  106,929  0.00%  $    76,404    0.00%
   Interest-bearing checking                      213,811  1.58%      206,143  1.71%      178,698    2.51%
   Passbook savings accounts                       26,307  0.19%       24,963  0.19%       25,829    0.32%
   Money market                                   139,277  0.78%      127,856  0.92%      149,141    2.12%
                                             -------------         ------------      -------------
        Total demand deposit accounts             508,704  0.89%      465,891  1.02%      430,072    1.80%
                                             -------------         ------------      -------------

Certificates of Deposit:
    Retail                                        283,826  3.09%      236,536  3.33%      232,370    3.50%
    CDARS                                         177,402  1.94%      146,878  2.41%      123,932    2.79%
    Brokered                                      124,941  3.20%      152,630  3.53%      128,937    3.85%
                                             -------------         ------------      -------------
        Total certificates of deposit             586,169  2.77%      536,044  3.13%      485,239    3.41%
                                             -------------         ------------      -------------
         Total deposits                       $ 1,094,873  1.89%   $1,001,935  2.15%  $   915,311    2.65%
                                             =============         ============      =============


                                             PULASKI FINANCIAL CORP.
                                              NONPERFORMING ASSETS
                                                   (UNAUDITED)

                                                                    (IN THOUSANDS)

                                               MARCH 31,           DECEMBER 31,      SEPTEMBER 30,
NONPERFORMING ASSETS                             2009                 2008               2008
                                             -------------         ------------      -------------
Non-accrual loans:
    Residential real estate first mortgages   $     4,526              $ 4,330        $     5,904
    Residential real estate second mortgages          824                  628                752
    Home equity                                     2,343                3,028              1,695
    Commercial and multi-family                     5,783                1,514              1,125
    Real estate-construction and development          373                1,089                133
    Commercial and industrial                       3,645                3,119                341
    Consumer and other                                142                  223                160
                                             -------------         ------------      -------------
        Total non-accrual loans                    17,636               13,931             10,110
                                             -------------         ------------      -------------

Accruing loans past due 90 days or more:
    Residential real estate first mortgages         2,645                4,909              2,543
    Residential real estate second mortgages          110                    -                  -
    Home equity                                       648                  436              1,468
    Commercial and multi-family                        14                    -                231
    Real estate-construction and development          557                  557                  -
    Consumer and other                                 40                    -                  7
                                             -------------         ------------      -------------
        Total accruing loans past due 90
         days or more                               4,014                5,902              4,249
                                             -------------         ------------      -------------

Troubled debt restructured: (1)
  Current under the restructured terms:
    Residential real estate first mortgages        12,024                9,480              3,801
    Residential real estate second mortgages        1,549                1,156                659
    Home equity                                     1,406                  903                  -
    Commercial and multi-family                     7,896                7,897                  -
    Commercial and industrial                       1,337                1,361                537
    Consumer and other                                 64                    -                  -
                                             -------------         ------------      -------------
        Total current restructured loans           24,276               20,797              4,997
                                             -------------         ------------      -------------
  Past due:
    Residential real estate first mortgages         2,620                  652              1,184
    Residential real estate second mortgages           58                   12                 11
    Home equity                                        93                   55                112
    Commercial and industrial                       1,020                1,020                  -
                                             -------------         ------------      -------------
        Total past due restructured loans           3,791                1,739              1,307
                                             -------------         ------------      -------------
        Total restructured loans                   28,067               22,536              6,304
                                             -------------         ------------      -------------
        Total non-performing loans                 49,717               42,369             20,663
                                             -------------         ------------      -------------
Real estate acquired in settlement of loans:
    Residential real estate                         3,896                2,505              3,519
    Commercial real estate                            104                  104                  -
                                             -------------         ------------      -------------
        Total real estate acquired in
         settlement of loans                        4,000                2,609              3,519
                                             -------------         ------------      -------------
Other nonperforming assets                              2                   92                237
                                             -------------         ------------      -------------
        Total non-performing assets           $    53,719           $   45,070        $    24,419
                                             =============         ============      =============

(1) Troubled debt restructured includes non-accrual loans totaling $23.4 million, $20.3 million and $241,000 at March 31, 2009, December 31, 2008 and September 30, 2008, respectively.


                                                PULASKI FINANCIAL CORP.
                                   ALLOWANCE FOR LOAN LOSSES AND ASSET QUALITY RATIOS
                                                      (UNAUDITED)

                                                                           (DOLLARS IN THOUSANDS)

                                                               THREE MONTHS                              SIX MONTHS
                                                              ENDED MARCH 31,                          ENDED MARCH 31,
                                                     ----------------------------------      ---------------------------------
ALLOWANCE FOR LOAN LOSSES                                2009                 2008               2009                 2008
                                                     -------------         ------------      -------------       -------------

 Allowance for loan losses,  beginning of period      $    15,664           $   11,151        $    12,762         $   10,421
 Provision charged to expense                               5,665                1,728             10,356              2,761
 Loans charged off, net:
     Residential real estate first mortgages               (1,008)                 (53)            (1,673)              (155)
     Residential real estate second mortgages                (383)                (604)              (854)              (738)
     Home equity                                             (876)                (610)            (1,474)              (631)
     Commercial and multi-family                                -                 (374)                14               (374)
     Real estate-construction and development                (458)                 (29)              (467)               (29)
     Commercial and industrial                               (107)                   -               (131)                 -
     Consumer and other                                       (29)                 (93)               (65)              (139)
                                                     -------------         ------------      -------------        ------------
             Total loans charged off, net                  (2,861)              (1,763)            (4,650)            (2,066)
                                                     -------------         ------------      -------------        ------------
            Allowance for loan losses, end of
             period                                   $    18,468           $   11,116        $    18,468         $   11,116
                                                     =============         ============      =============        ============

                                                          MARCH 31,           DECEMBER 31,     SEPTEMBER 30,
ASSET QUALITY RATIOS                                        2009                 2008              2008
                                                       -------------         ------------      -------------

Nonperforming loans as a percent of total loans             4.17%                3.66%              1.88%
Nonperforming loans excluding current troubled debt
    restructurings as a percent of total loans              2.14%                1.86%              1.42%
Nonperforming assets as a percent of total assets           3.68%                3.31%              1.87%
Nonperforming assets excluding current troubled debt
    restructurings as a percent of total assets             2.01%                1.78%              1.49%
Allowance for loan losses as a percent of total loans       1.55%                1.35%              1.16%
Allowance for loan losses as a percent
    of nonperforming loans                                 37.15%               36.97%             61.76%
Allowance for loan losses as a percent of
    nonperforming loans excluding current troubled debt
    restructurings and related allowance for loan losses   66.30%               65.00%             81.20%

                                                PULASKI FINANCIAL CORP.
                                                 AVERAGE BALANCE SHEETS
                                                      (UNAUDITED)

                                                                        (DOLLARS IN THOUSANDS)

                                                                         Three Months Ended
                                             ----------------------------------------------------------------------------
                                                      March 31, 2009                           March 31, 2008
                                             ----------------------------------      ------------------------------------
                                                          INTEREST   AVERAGE                       INTEREST    AVERAGE
                                               AVERAGE      AND      YIELD/            AVERAGE        AND       YIELD/
                                               BALANCE    DIVIDENDS   COST             BALANCE     DIVIDENDS     COST
                                             ----------------------------------      ------------------------------------
Interest-earning assets:
    Loans receivable                          $ 1,165,649 $ 14,553    4.99%           $ 1,041,562    $ 17,385   6.68%
    Loans available for sale                      153,190    1,758    4.59%                81,205       1,017   5.01%
    Other interest-earning assets                  56,263      346    2.46%                45,854         587   5.12%
                                             ----------------------                  -------------------------
        Total interest-earning assets           1,375,102   16,657    4.85%             1,168,621      18,989   6.50%
                                                          ---------                               ------------
Noninterest-earning assets                         70,556                                  81,106
                                             -------------                           -------------
        Total assets                          $ 1,445,658                             $ 1,249,727
                                             =============                           =============

Interest-bearing liabilities:
    Deposits                                  $   955,232 $  5,312    2.22%           $   818,209    $  7,667   3.75%
    Borrowed money                                253,523    1,263    1.99%               264,513       2,458   3.72%
                                             ----------------------                  -------------------------
        Total interest-bearing liabilities      1,208,755    6,575    2.18%             1,082,722      10,125   3.74%
                                                          ---------                               ------------
Noninterest-bearing deposits                      109,302                                  61,653
Noninterest-bearing liabilities                    14,775                                  19,342
Stockholders' equity                              112,826                                  86,010
                                             -------------                           -------------
        Total liabilities and stockholders'
         equity                               $ 1,445,658                             $ 1,249,727
                                             =============                           =============
Net interest income                                       $ 10,082                                   $  8,864
                                                          =========                               ============
Interest rate spread                                                  2.67%                                     2.76%
Net interest margin                                                   2.93%                                     3.03%


                                                                          SIX MONTHS ENDED
                                             ----------------------------------------------------------------------------
                                                      March 31, 2009                           March 31, 2008
                                             ----------------------------------      ------------------------------------
                                                          INTEREST   AVERAGE                       INTEREST    AVERAGE
                                               AVERAGE      AND      YIELD/            AVERAGE        AND       YIELD/
                                               BALANCE    DIVIDENDS   COST             BALANCE     DIVIDENDS     COST
                                             ----------------------------------      ------------------------------------
Interest-earning assets:
    Loans receivable                          $ 1,143,503 $ 30,238    5.29%           $ 1,017,864    $ 35,600   6.99%
    Loans available for sale                      101,402    2,423    4.78%                66,276       1,744   5.26%
    Other interest-earning assets                  56,743      831    2.93%                42,566       1,015   4.77%
                                             ----------------------                  -------------------------
        Total interest-earning assets           1,301,648   33,492    5.15%             1,126,706      38,359   6.81%
                                                          ---------                               ------------
Noninterest-earning assets                         77,083                                  78,703
                                             -------------                           -------------
        Total assets                          $ 1,378,731                             $ 1,205,409
                                             =============                           =============

Interest-bearing liabilities:
    Deposits                                  $   913,648 $ 11,436    2.50%           $   790,176    $ 15,869   4.02%
    Borrowed money                                254,064    2,861    2.25%               248,958       5,425   4.36%
                                             ----------------------                  -------------------------
        Total interest-bearing liabilities      1,167,712   14,297    2.45%             1,039,134      21,294   4.10%
                                                          ---------                               ------------
Noninterest-bearing deposits                       98,043                                  60,666
Noninterest-bearing liabilities                    14,141                                  20,183
Stockholders' equity                               98,835                                  85,426
                                             -------------                           -------------
        Total liabilities and stockholders'
         equity                               $ 1,378,731                             $ 1,205,409
                                             =============                           =============
Net interest income                                       $ 19,195                                   $ 17,065
                                                          =========                               ============
Interest rate spread                                                  2.70%                                     2.71%
Net interest margin                                                   2.95%                                     3.03%
